EXHIBIT 23.1 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 13, 2009, accompanying the consolidated financial statements included in the Annual Report of Morgan’s Foods, Inc. on Form 10-K/A for the year ended March 1, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Morgan’s Foods, Inc. on Form S-8 (File No. 333-91157, effective November 17, 1999).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
July 13, 2009

50